Exhibit 10.16

Please be advised that certain identified information has been excluded in this Exhibit because it is the type of information that the registrant treats as private or confidential and is (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that has been redacted/omitted is symbolized by “[***]”.

SIXTH AMENDMENT TO

DISTRIBUTION AND SERVICES AGREEMENT

This Sixth Amendment to the Distribution and Services Agreement (this “Sixth Amendment”) is made by and between BioStem Technologies, Inc., a Florida corporation (“Company”) and Venture Medical, LLC, a Montana limited liability company (“Distributor”), and is effective as of January 1, 2026 (the “Sixth Amendment Effective Date”).

WHEREAS, the Parties entered into a Distribution and Services Agreement effective September 8, 2023 (the “Original Agreement”), as previously amended by the First Amendment to the Distribution and Services Agreement dated March 1, 2024 (the “First Amendment”), the Amended and Restated Second Amendment to the Distribution and Services Agreement dated October 8, 2024 (the “Amended and Restated Second Amendment”), the Third Amendment to the Distribution and Services Agreement dated June 1, 2025 (the “Third Amendment”), the Fourth Amendment to the Distribution and Services Agreement dated July 17, 2025 (the “Fourth Amendment”), and the Fifth Amendment to the Distribution and Services Agreement dated December 17. 2025 (“Fifth Amendment”). The Original Agreement, as amended by the First Amendment, the Amended and Restated Second Amendment, the Third Amendment, the Fourth Amendment and Fifth Amendment is referred to herein as the “Current Agreement”;

WHEREAS, in connection with the payment rate changes adopted by the Centers for Medicare and Medicaid Services (“CMS”) effective January 1, 2026, which substantially lowered the rate paid by CMS for skin substitute products to a flat rate of $127.28 per square centimeter, the Parties have renegotiated certain terms in the Current Agreement to memorialize the Parties prior agreement that the updated terms would take effect as of January 1, 2026 to align with the other market changes that occurred effective January 1, 2026; and

WHEREAS, the Parties desire to amend certain provisions of the Current Agreement as set forth in this Sixth Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the Parties hereby agree as follows:

1.	Recitals; Definitions. Each and all of the foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms used but not defined in this Sixth Amendment shall have the meaning set forth in the Current Agreement. Unless otherwise stated below, the effective date of the amendments set forth below is the Sixth Amendment Effective Date.

2.	Amendment of Exhibit A. Exhibit A to the Current Agreement is hereby deleted and Exhibit A hereto is substituted therefor. Company shall have no obligation to repurchase such Product under Section 19(c) of the Original Agreement solely as a result of the execution of this Sixth Amendment.

3.	Amendment of Exhibit B. Exhibit B to the Current Agreement is hereby deleted and Exhibit B hereto is substituted therefor.

4.	Amendment of Exhibit D. Exhibit D to the Current Agreement is hereby deleted and Exhibit D hereto is substituted therefor.

5.	Removal of Distributor Services. Section 3(g) of the Current Agreement is hereby deleted and replaced with the language below.

“Distributor will have the additional Distributor obligations as described in Exhibit D. All such obligations will be subject to the terms of this Agreement, including the exhibits hereto.”

6.	Treatment of Consigned Product Purchased During the Interim Period. Consistent with the agreement reached by the Parties in the Fifth Amendment to the Current Agreement, the Parties acknowledge and agree that Distributor currently holds Consigned Product (as such term is defined in the Fifth Amendment to the Current Agreement) at Distributor’s Distribution Center. As to any Consigned Product where title passed from Company to Distributor on or after January 1, 2026, the purchase price for such Products shall be the price set forth on the attached Exhibit B. Nothing in this Sixth Amendment shall modify the [***] per square centimeter pricing for Consigned Product sold by Distributor during the “Consignment Order Period” (as defined in the Fifth Amendment to the Current Agreement) from December 17, 2025, through December 31, 2025, as specified in the Fifth Amendment.

7.	Treatment of Remaining Consigned Product. As to any remaining Consigned Product held by Company as of the date this Sixth Amendment is fully executed, the Parties agree that Distributor shall purchase such remaining Product from Company at the purchase price for Product as defined and specified Exhibit B of this Sixth Amendment, such that title and risk of loss for such Product shall transfer to Distributor as of the date this Sixth Amendment is fully executed.

8.	Entire Agreement. The Current Agreement, as amended by this Sixth Amendment, constitutes the entire understanding to date of the Parties hereto regarding the subject matter of this Sixth Amendment and supersedes all prior and contemporaneous oral and written agreements of the Parties thereto with respect to the subject matter of this Sixth Amendment.

9.	Counterparts. This Sixth Amendment may be executed in any number of counterparts with the same effect as if all of the Parties to this Sixth Amendment had signed the same document. All counterparts shall be construed together and shall constitute one agreement. A signed copy of this Sixth Amendment delivered by facsimile, email, or other means of electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) shall be deemed to have the same legal effect as delivery of an original signed copy of this Sixth Amendment.

10.	Conflicting Provisions. This Sixth Amendment is intended to supplement the Current Agreement, and the provisions of this Sixth Amendment and the Current Agreement shall be construed to the maximum extent possible in the manner necessary to avoid any conflict between their respective terms and conditions. In the event of any irreconcilable conflict between the terms of this Sixth Amendment and the Current Agreement, the terms of this Sixth Amendment shall govern and control.

[Signature page follows]

In WITNESS WHEREOF, the Parties have caused this Sixth Amendment to be executed as of the date set forth below by their respective duly authorized officers.

COMPANY:		DISTRIBUTOR: Venture Medical, LLC

BioStem Technologies, Inc.

By:	/s/ Jason Matuszewski	By:	/s/ J. Michael Schroeder
Name:	Jason Matuszewski	Name:	J. Michael Schroeder
Title:	Chief Executive Officer	Title:	Executive Vice President

Date:	30/03/2026	Date:	30/03/2026

[Signature Page to Sixth Amendment to Distribution and Services Agreement]

EXHIBIT A
PRODUCTS

[***]

EXHIBIT B
PURCHASE PRICE

[***]

EXHIBIT D

DISTRIBUTOR OBLIGATIONS

Distributor’s obligations under this Agreement, in addition to the other obligations expressly set forth in this Agreement, shall be the following:

1.	Insurance Coverage and Claims Processing. Distributor shall manage patient insurance coverage and eligibility information flow and shall notify healthcare providers of insurance and patient copays. Distributor shall verify patient insurance coverage and benefits, support submission of insurance claims, follow up on denied or delayed claims, resolve insurance disputes and appeals, and stay up-to-date with insurance regulations and requirements.

2.	Non-Delivery / Damaged Products. Distributor shall be responsible for handling reports from Accounts of non-delivery of or damage to Products and shall promptly notify Company by email at quality@biostemtech.com if any Accounts report non-delivery or any defect apparent upon visual inspection of the Product packaging.

3.	Data Reports. On a monthly basis, Distributor shall submit to Company written reports of Distributor’s activities performed under this Agreement. The report shall be in a format mutually agreed upon by the Parties. Such data reports will include, at a minimum, a listing of the Account name and location and volume of Product(s) purchased; inquiries and/or problems reported by Accounts related to the Product(s); Product quality, safety, and tracing data (including any Product tracking information required to be maintained by Distributor); and any other pertinent matters reasonably requested by Company to be included in such reports, for the relevant period to which the report applies.

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